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                                                                    EXHIBIT 10.2

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 15th day of August 2002 by and between AMERISTAR CASINOS, INC., a Nevada corporation (the "Employer"), and THOMAS M. STEINBAUER (the "Employee") for the purpose of amending that certain Employment Agreement dated November 15, 1993 between the parties, as amended by that certain Amendment No. 1 to Employment Agreement dated October 5, 2001 between the parties (the "Agreement"). Unless otherwise required by the context, capitalized terms used herein without definition have the same meaning as used in the Agreement. This Amendment has been authorized and approved by the Board of Directors of the Employer and the Compensation Committee of the Board of Directors of the Employer.

        1. AMENDMENT OF SECTION 5.5(b) OF THE AGREEMENT. Section 5.5(b) of the Agreement is hereby amended by deleting clauses (3) and (4) thereof in their entirety and replacing them with the following:

           "(3) the Employer shall pay to the Employee a pro rata portion of his bonus for the 2002 calendar year, using an assumed bonus amount for the entire 2002 calendar year of $125,000 on which to base the pro rated bonus amount; provided, however, that this clause (3) shall not apply in the event that Employee terminates his employment pursuant to clause (e) of Section 5.3;

           (4) notwithstanding any contrary provisions of any stock option agreements between the Employer and the Employee:

               (A) such options shall terminate upon the later of one year after the termination date of Employee's employment with the Employer and 90 days after the termination of any other qualifying relationship between the parties (e.g., a consulting relationship) unless the Employee has resumed or initiated a qualifying relationship and has such a qualifying relationship on such date. During such period, the Employee may exercise such options provided that any such option has not expired in accordance with its terms or has otherwise terminated as provided in the applicable stock option agreement;

               (B) all unvested options granted to the Employee prior to 2000 shall be deemed fully vested as of July 31, 2002; and

               (C) the vesting of the option exercisable for 20,000 shares granted on October 16, 2000 by the Employer to the Employee shall be accelerated with respect to 7,200 of such shares, and such option shall be deemed fully vested with respect to such 7,200 shares on July 31, 2002 (in addition to the vesting of such option with respect to 4,000 shares on October 16, 2001, as provided in the applicable stock option agreement); and".


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        2. ACKNOWLEDGMENT BY THE EMPLOYEE. The Employee represents and acknowledges the following:

           (a) he has carefully read the Agreement and this Amendment in their entirety;

           (b) he understands the terms and conditions contained therein and herein;

           (c) he has had the opportunity to review this Amendment with legal counsel of his own choosing, and has done so or has knowingly chosen not to do so, and has not relied on any statements made by the Employer or its legal counsel as to the meaning of any term or condition contained in the Agreement and this Amendment or in deciding whether to enter into this Amendment; and

           (d) he is entering into this Amendment knowingly and voluntarily.

        3. AGREEMENT REMAINS IN FULL FORCE AND EFFECT. Except as modified hereby, the Agreement remains in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                  EMPLOYER:
                                  AMERISTAR CASINOS, INC.



                                  By:  /s/ Gordon R. Kanofsky
                                       -----------------------------------------
                                       Gordon R. Kanofsky
                                       Executive Vice President



                                  EMPLOYEE:

                                  /s/ Thomas M. Steinbauer
                                  -----------------------------------------
                                  Thomas M. Steinbauer


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